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                                   EXHIBIT 3.3

                      BY-LAWS OF COMMUNITY BANCSHARES, INC.

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                                     BYLAWS
                                       OF
                           COMMUNITY BANCSHARES, INC.



                                    ARTICLE I
                                     OFFICES

                  SECTION 1.1. PRINCIPAL OFFICE. The principal office of the Corporation shall be in the city of Blountsville, County of Blount, State of Alabama.

                  SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places within or without the States of Alabama or Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II
                          MEETINGS OF THE STOCKHOLDERS

                  SECTION 2.1. PLACE OF MEETINGS. Meetings of the stockholders shall be held at the Corporation's principal office in Blountsville, Alabama or at such other place either within or without the States of Alabama or Delaware as shall be specified in the notice of the meeting or in a waiver thereof.

                  SECTION 2.2. ANNUAL MEETING. Annual meetings of the stockholders shall be held on a date and time designated by the Board of Directors and, as set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

                  SECTION 2.3. SPECIAL MEETINGS. Special meetings of the stockholders may be called only by the Chairman of the Board, President, a majority of the Board of Directors, or by such person or persons as may be authorized by the Certificate of Incorporation or by these Bylaws. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it.

                  SECTION 2.4. NOTICE. Not less than twenty (20) nor more than sixty (60) days before each meeting of the stockholders, the Secretary of the Corporation shall give written notice of the meeting to each stockholder of record entitled to vote at the meeting. The notice shall state the date, hour and place of the meeting and the purpose of the meeting, if the meeting is a special meeting or notice of the purpose is required by the General Corporation Law of the State of Delaware.

                  SECTION 2.5. QUORUM. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on a matter by a voting group, shall constitute a



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quorum at meetings of stockholders except as otherwise provided by statute or by the Certificate of Incorporation. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

                  SECTION 2.6. ADJOURNMENT. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person, or represented by proxy, shall have the power to adjourn the meeting from time to time, without further notice, to a date not more than thirty (30) days after the original record date if the time and place thereof are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

                  SECTION 2.7. MAJORITY RULE. A majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, unless the vote of a greater number is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws.

                  SECTION 2.8. ELECTION OF DIRECTORS. Directors shall be elected by a plurality of all the votes cast at a meeting of stockholders at which a quorum is present.

                  SECTION 2.9. VOTING. Each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws.

                  SECTION 2.10. PROXIES. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy by signing an appointment form, either personally or by his attorney-in-fact, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it conspicuously states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          SECTION 2.11. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                       (A) ANNUAL MEETING OF STOCKHOLDERS.

                                    (1)  Nominations of persons for election to
the Board of Directors of the Corporation and the proposal of other business to be considered by the



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stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw in addition to any other applicable law, rule or regulation applicable to such meeting.

                                    (2) For nominations or other business to be
properly brought before an annual meeting by a stockholder pursuant to clause
(C) of Section 2.11(a)(1), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is relevant to such person's eligibility or qualifications (as established by the Nominating Committee from time to time) or is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                                    (3) Notwithstanding anything in the second
sentence of Section 2.11(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this



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Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice described in Section 2.11(a)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C) GENERAL.

                                    (1) Only such persons who are nominated in
accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                                    (2) For purposes of this Bylaw, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                    (3) Notwithstanding the foregoing provisions
of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the



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rules and regulations thereunder with respect to the matters set forth in this
Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  SECTION 2.12. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger books of the Corporation shall prepare and make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, to be included in the list required by this Section 2.12 or to vote in person or by proxy at any meeting of stockholders.

                  SECTION 2.13. INSPECTORS. The Board of Directors shall, in advance of any meeting of the stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

                  SECTION 2.14. ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the President, the Vice Presidents in their order of rank, a chairman designated by the Board of Directors, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman of the meeting, and the Secretary, or, in his absence, an Assistant Secretary, if any, or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.



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                                   ARTICLE III
                                    DIRECTORS

                  SECTION 3.1. GENERAL POWERS: NUMBER AND TENURE. The Corporation's business, properties and affairs shall be managed by its Board of Directors, composed of not less than nine nor more than eighteen persons (the number of directors to be determined by resolution of the Board of Directors from time to time). The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 1997; that of Class II shall expire at the annual meeting in 1998; and that of Class III shall expire at the annual meeting in 1999; and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall elected to hold office until the third succeeding annual meeting of stockholders after their election.

                  SECTION 3.2. ELECTION. Unless the Certificate of Incorporation or these Bylaws provide otherwise, directors are elected by a plurality of all votes cast at a meeting of stockholders at which a quorum is present. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Stockholders shall not have any cumulative voting rights.

                  SECTION 3.3. QUALIFICATIONS. Each director of the Corporation shall have the qualifications required by the Certificate of Incorporation or these Bylaws. Directors need not be residents of the States of Alabama or Delaware or stockholders in the Corporation.

                  SECTION 3.4. REMOVAL. Any director may be removed only for cause by vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present and eligible to vote at a shareholder meeting for which a quorum exists, voting together as a single class. Cause shall mean the director's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Corporation.

                  SECTION 3.5. VACANCIES. Any vacancy and newly created directorship occurring in the Board of Directors which results from an increase in the authorized number of directors elected by all of the stockholders having the right to vote may be filled



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by the affirmative vote of a majority of the remaining directors or director, whether or not sufficient to constitute a quorum. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                  SECTION 3.6. LACK OF DIRECTORS. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, and an election of directors may be held in the manner provided by the Certificate of Incorporation, these Bylaws or applicable law.

                  SECTION 3.7. RESIGNATION. A director may resign at any time by delivering written notice to the Corporation, the Board of Directors, the Chairman of the Board or the President. A resignation is effective when notice is delivered, unless the notice specifies a later effective date.

                  SECTION 3.8. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation or by these Bylaws conferred on or reserved to the stockholders.

                  SECTION 3.9. QUORUM. A majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 3.10. ANNUAL MEETING. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of stockholders.

                  SECTION 3.11. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places, within or without the States of Delaware or Alabama, on such dates and at such times as may from time to time be determined by the Board.

                  SECTION 3.12. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of a majority of the directors then in office. Notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Such meetings shall be held at such places,



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within or without the State of Delaware, on such dates and at such times as may be stated in the notice.

                  SECTION 3.13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee of the Board of Directors may be taken without a meeting if a written consent which sets forth the action is: (a) signed by each member of the Board of Directors or committee; and (b) filed with the minutes of proceedings of the Board of Directors or committee. The affirmative written consent of the number of directors that would be necessary to authorize or take action at a meeting pursuant to Section 3.15 hereof is the act of the Board of Directors without a meeting. Action taken by written consent is effective when the last director signs the consent unless the consent specifies a different effective date.

                  SECTION 3.14. MEETINGS BY TELEPHONE. Members of the Board of Directors or any committee may participate in a meeting by means of a telephone conference or similar communications equipment provided all persons participating in the meeting can hear each other at the same time. A director participating in such a meeting is deemed to be present in person at the meeting.

                  SECTION 3.15. MAJORITY RULE. The action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a greater proportion.

                  SECTION 3.16. COMPENSATION. The Board of Directors or a committee thereof shall have the authority to fix the compensation of directors. Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties.

                  SECTION 3.17. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, the President, the Vice Presidents in their order of rank, or a chairman chosen by a majority of the directors present, shall act as chairman of the meeting, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, if any, or any other person appointed by the chairman of the meeting, shall act as secretary of the meeting.


                                   ARTICLE IV
                                   COMMITTEES

                  SECTION 4.1. APPOINTMENTS AND POWERS. The Board of Directors shall establish an Executive Committee, an Executive Compensation Committee, a Nominating Committee and an Audit Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one (1) or more other committees, each consisting of two (2) or more directors. The Board of Directors may



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designate one (1) or more directors as alternative members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall not be counted for purposes of determining a quorum unless acting for an absent or disqualified member, in which case they shall be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except that a committee may not: (a) amend the Certificate of Incorporation; (b) adopt an agreement of merger, share exchange or consolidation; (c) recommend to the stockholders of the Corporation the sale, lease or exchange of all or substantially all of the Corporation's property or assets; (d) recommend to the stockholders of Corporation a dissolution of the Corporation or revocation of a dissolution; (e) amend these Bylaws; (f) declare a dividend; (g) issue stock; or
(h) adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Sections 3.11 through 3.15 applicable to the Board of Directors shall also apply to all committees.

                  SECTION 4.2. EXECUTIVE COMMITTEE. There shall be an Executive Committee, which, during intervals between regular meetings of the Board of Directors and to the extent permitted by law, the Certificate of Incorporation and these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation.

                  SECTION 4.3. EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee shall report and recommend to the Board of Directors the compensation of all executive officers.

                  SECTION 4.4. NOMINATING COMMITTEE. The Nominating Committee shall recommend to the Board of Directors candidates to be nominated on behalf of the Corporation at any annual or special meeting of stockholders at which directors of the Corporation are to be elected. The Nominating Committee may from time to time establish the information required from prospective nominees. The Nominating Committee may from time to time, at the direction of the Board of Directors, investigate the eligibility and qualifications of prospective nominees to hold office if elected.

                  SECTION 4.5. AUDIT COMMITTEE. The Audit Committee shall review the financial and internal operations of the Corporation and make such reports and recommendations to the Board of Directors as it may determine or as the Board of Directors may direct.

                  SECTION 4.6. MINUTES. Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.



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                                    ARTICLE V
                                     NOTICES

                  SECTION 5.1. NOTICE. Notices to directors and stockholders shall be in writing, shall specify the date, time and place of the meeting and shall be delivered personally, left at his or her residence or usual place of business, or mailed to the directors or stockholders at their addresses appearing on the records of the Corporation. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and directed to the directors or stockholders at their addresses appearing on the records of the Corporation. Notice to directors may also be given by telegram, facsimile or overnight courier, and shall be deemed to be given upon receipt at their addresses appearing on the records of the Corporation.

                  SECTION 5.2. WAIVER OF NOTICE. Whenever any notice of the time, place or purpose of a meeting is required to be given to any stockholder or director under the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice and delivered to the Corporation and filed with the Corporation's minutes or records, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Board of Directors or members of a committee of the Board of Directors need be specified in any written waiver of notice unless required by the Certificate of Incorporation or these Bylaws.

                  SECTION 5.3. ATTENDANCE CONSTITUTES WAIVER. Attendance of a person at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI
                                    OFFICERS

                  SECTION 6.1. OFFICERS. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (which may have seniority designations), a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time deem proper, each of whom shall be elected by the Board of Directors. Any number of offices, except President and Secretary, may be held by the same person.

                  SECTION 6.2. REMOVAL. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation at any time with or without cause. The removal of an officer or agent does not prejudice any of his or her contract rights, if any.



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                  SECTION 6.3. TERM OF OFFICE; RESIGNATION. An officer of the
Corporation shall serve for the term provided within any applicable contract for employment, or absent such contract shall serve for such term as determined by the Board of Directors and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts such later date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors or by such officer or agent of the Corporation to whom the Board of Directors may expressly delegate such authority.

                  SECTION 6.4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors, and shall be the Corporation's chief executive officer. He shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments or assignment or transfer of any such stocks, bonds or other securities and such other authority as granted by the Board of Directors, by contract or otherwise. He may, with the approval of the Board, or shall, at the Board's discretion, delegate any or all of such duties to the president.

                  SECTION 6.5. PRESIDENT. The President shall have general powers and duties of supervision and management usually vested in the office of president of a corporation, including the authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business. The President shall, under the direction of the Board and the Chairman, have general supervision, direction and control of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President shall perform all of the duties and have all of the authority of the Chairman of the Board and shall preside at all meetings of the stockholders and the Board of Directors. The President shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have the power to appoint, remove and suspend subordinate officers and agents upon such terms and conditions as he deems reasonable and appropriate. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.

                  SECTION 6.6. VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or



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disability of the President, perform the duties and exercise the powers of the
President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

                  SECTION 6.7. SECRETARY. The Secretary shall attend meetings of the Board of Directors and stockholders, and record all the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be.

                  SECTION 6.8. TREASURER. The Treasurer shall have custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

                  SECTION 6.9. OTHER OFFICERS. The duties of other officers elected by the Board of Directors shall be such as are customary to the respective offices as shall be given to them by the Board of Directors, or by the Chairman or the President.

                  SECTION 6.10. COMPENSATION. The salaries of the principal officers shall be fixed by the Board of Directors on an annual basis or for such other terms as the Board of Directors may determine from time to time, after taking account of any recommendations by any committee to which the power to advise with respect to salaries is delegated by the Board of Directors. The Board of Directors may from time to time delegate to any principal officer or any committee power to fix the salaries of other officers, agents and employees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by these Bylaws.


                                   ARTICLE VII
                        CERTIFICATES REPRESENTING SHARES

                  SECTION 7.1. CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates which shall be in a form approved by the Board of Directors and contain such information as may be required by the General Corporation Law of the State of Delaware or any securities exchanges on which any shares of the Corporation may be listed.



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                  SECTION 7.2. FACSIMILE SIGNATURES. Any or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  SECTION 7.3. LOST CERTIFICATES. The Board of Directors may determine the conditions for issuing a new stock certificate in place of any certificate issued by it, alleged to have been lost, stolen or destroyed. The Board of Directors may require the owner of the lost, stolen or destroyed certificate to give to the Corporation a bond with sufficient surety to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. The issuance of a new certificate under this
Section 7.3 does not constitute an overissue of the shares it represents.

                  SECTION 7.4. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  SECTION 7.5. RECORD DATE FOR NOTICE AND VOTING. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders. The record date shall be not more than sixty (60) days nor less than ten (10) days before the date on which the action requiring the determination will be taken. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholder shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 7.6. RECORD DATE FOR DIVIDENDS. For the purpose of determining stockholders entitled to receive payment of any dividend or an allotment of any rights, the Board of Directors may in advance fix a record date, which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution declaring the dividend or allotment of rights.

                  SECTION 7.7. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares



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to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                  ARTICLE VIII
                                 INDEMNIFICATION

                  SECTION 8.1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

                  SECTION 8.2. LIABILITY OF INDEMNITEE. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  SECTION 8.3. SCOPE OF RIGHTS. The rights to indemnification and advancement of expenses set forth in this Article VIII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VIII are mandatory,



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notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VIII are nonexclusive of other similar rights which may be granted by law, the Certificate, these Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

                  SECTION 8.4. AMENDMENT OF RIGHTS. Any repeal or modification of the provisions of this Article VIII, either directly or by the adoption of an inconsistent provision of these Bylaws, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VIII which occur subsequent to the effective date of such amendment.


                                   ARTICLE IX
                               GENERAL PROVISIONS

                  SECTION 9.1. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when the Board of Directors may deem expedient.

                  SECTION 9.2. CHECKS; DRAFTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  SECTION 9.3. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by the Board of Directors.

                  SECTION 9.4. ANNUAL STATEMENT OF AFFAIRS. The President, or any other officer of the Corporation designated by the Board of Directors, shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.

                  SECTION 9.5. SEAL. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the state of its incorporation.


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                                    ARTICLE X
                                   AMENDMENTS

                  These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote (but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these Bylaws) the affirmative vote of the holders of eighty percent (80%) of the voting power of all the shares of the Corporation that are present and eligible to vote at a shareholder meeting for which a quorum exists, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.


                                   ARTICLE XI
                                 EMERGENCY BYLAW

                  In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the Board of Directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the General Corporation Law of the State of Delaware not inconsistent with these Bylaws. Special meetings of the Board of Directors may be called in an emergency by the director or, if no director is present at the Corporation's principal offices, by the officer present having the greatest seniority as an officer. The director or directors in attendance at the meeting shall constitute a quorum. If less than three (3) regularly elected directors are present, the director present having the greatest seniority as a director may appoint one (1) or more persons (not to exceed the number most recently fixed by the Board pursuant to Section 3.1) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director and shall appoint up to four (4) additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties. The Board of Directors, either before or during such emergency, may, effective during the emergency, change the principal office of the Corporation or designate several alternative principal or regional offices or authorize the officers to do so. No officer or employee acting in accordance with the Emergency Bylaw shall be liable except for willful misconduct. To the extent not inconsistent with the Emergency Bylaw, the Bylaws of the Corporation shall remain in effect during any emergency, and upon termination of the emergency, the Emergency Bylaw shall cease to be operative. Notice of any meeting of the Board of Directors during such emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.



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